Exhibit 16

                          Stephen A. Diamond letterhead





February 17, 2005


Securities and Exchange Commission
Washington, D. C. 20549


Ladies and Gentlemen:


We have read the statement made by Assuretec Holdings, Inc., pursuant to Item
4.01 of Form 8-K/A and pursuant to item 304 of Regulation S-B, amending the Company's Form 8-K report dated January 27, 2005. We agree with the statement insofar as they relate to Stephen A. Diamond, CA.


Very truly yours,


/s/ Stephen A. Diamond
----------------------
Stephen A. Diamond
Ontario, Canada